Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the 15th day of May, 2002, between CONTRACTORS RESOURCES, INC., a New Jersey corporation (“Debtor”), and WATERSIDE CAPITAL CORPORATION, a Virginia corporation (the “Secured Party”).

R E C I T A L S

The Borrowers (as defined below) have executed two Secured Commercial Notes (the “Notes”) in the original principal amounts of $900,000 and $500,000 and as more particularly described in paragraphs 2(a) and 2(b) below.

In consideration for equity investment and loan financing provided to The Netplex Group, Inc., a New York corporation (“Group”), Debtor’s parent corporation, and to Netplex Systems, Inc., a Delaware corporation (“Systems”), the sister corporation of Debtor (Group and Systems collectively the “Borrowers”), by Secured Party, and for the Secured Party’s accommodations and collateral release provided for in that certain Workout and Collateral Release Agreement dated as of May 15, 2002, Debtor has agreed to secure all of the Obligations described and defined in Paragraph 2 below by granting the Secured Party a lien on all of its assets.

AGREEMENT

Accordingly, the Debtor and the Secured Party agree:

1. To secure the payment, satisfaction and discharge of the Obligations, the Debtor assigns, transfers, pledges and sets over to the Secured Party, and its successors and assigns, and grants the Secured Party, and its successors and assigns, a security interest in, all of the personal property of every kind and nature of the Debtor, whether tangible or intangible, whether now existing or hereafter arising, whether now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest, together with all of the proceeds thereof and all additions, accessions and substitutions thereto and therefor (collectively the “Collateral”), including, without limitation the following:

(a) All of the Debtor’s accounts, accounts receivable, contract rights, instruments, certificates of deposit, documents, chattel paper, notes, drafts, acceptances and other forms of obligations and receivables, whether or not earned by performance, and which are now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest (collectively the “Accounts”), together with all proceeds of the Accounts; and

(b) All of the Debtor’s tangible personal property, goods, books, records, furniture, apparatus, furnishings, fittings, fixtures, machinery, motor vehicles, appliances, computer systems, and equipment, wherever located or however used, which are now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest (collectively the “Equipment”), together with all proceeds of the Equipment; and

(c) All general intangibles of the Debtor, which are now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest, including, without limitation, all choses in action, things in action, suits, actions, causes of actions and claims of every kind and nature, whether at law or in equity and all condemnation awards, insurance proceeds, customer lists, servicing rights, computer software and source codes, patents, patent rights, licenses, uncertificated securities, investment property, trademarks, trade names, copyrights, and goodwill and all claims for income tax refunds and other payments from any local, state or federal governmental authority or agency (collectively the “General Intangibles”), together with all proceeds of the General Intangibles; and

(d) All demand, time, savings, passbook and other deposit accounts of the Debtor with all banks, credit unions, savings and loan associations and other financial institutions which are now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest (collectively the “Deposit Accounts”) and all of the Debtor’s money, together with all proceeds of the Deposit Accounts; and

(e) All of the Debtor’s inventory and other tangible personal property, which are now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any right, title or interest, and held for sale or lease or to be furnished under contracts or used or consumed in the Debtor’s business (collectively the “Inventory”), together with all contractual rights of the Debtor pertaining to Inventory and all proceeds of the Inventory; and

(f) All awards and other payments in respect of any taking and all insurance proceeds in respect of any of the foregoing, together with all amounts received by the Secured Party, or expended by the Secured Party pursuant to this Security Agreement and all monies and claims for money due and to become due to Debtor under all its accounts, contract rights, leases and general intangibles as such terms are defined in the Uniform Commercial Code of the Commonwealth of Virginia.

2. This Security Agreement and the security interest and rights of the Secured Party in the Collateral shall secure the payment and discharge of the following indebtedness, obligations and liabilities of the Borrowers to the Secured Party, whether now existing or hereafter incurred, whether matured or unmatured, whether direct or indirect, whether absolute or contingent, whether liquidated or unliquidated, whether secured or unsecured, whether original, renewed or extended, whether contracted by any one or more of the Borrowers (if more than one) alone or jointly and/or severally with another or others, and whether or not represented by notes, instruments or other writings, (hereinafter all such indebtedness, obligations and liabilities shall be collectively referred to as the “Obligations”):

(a) The payment of all indebtedness evidenced by that certain Secured Commercial Note dated September 28, 2001 made by Group payable to the order of the Secured Party in the principal amount of $900,000, together with interest thereon as provided therein, and any modifications of such note and any promissory note given in curtail, renewal or extension, in whole or in part of such note;

(b) The payment of all indebtedness evidenced by that certain Secured Commercial Note dated May 15, 2002 made by Systems payable to the order of the Secured Party in the principal amount of $500,000, together with interest thereon as provided therein, and any modifications of such note and any promissory note given in curtail, renewal or extension, in whole or in part of such note;

(c) The payment of all costs, expenses, charges, liabilities, commissions, half-commissions and attorneys’ fees now or hereafter chargeable to, or incurred by, or disbursed by, the Secured Party pursuant to this Security Agreement, any other of the Obligations, applicable law or any of the documents and instruments which provide the Secured Party with any security for the payment and performance of the Obligations and/or which state the terms and conditions of the Obligations and/or which set forth the agreements, understandings and covenants between the Borrowers and/or the Debtor and the Secured Party and/or which set forth the representations and warranties made by the Borrowers and/or the Debtor to the Secured Party, including, without limitation, the Master Agreement, dated September 28, 2001, by and among Group, Systems and Secured party and the Workout and Collateral Release Agreement, dated May 15, 2002, by and among Group, Systems and Secured Party, (collectively the “Security Instruments”);

(d) The performance of, observance of and compliance with all of the terms, covenants, conditions, stipulations and agreements of the Borrowers and the Debtor contained in the Security Instruments; and

(e) The payment of all indebtedness evidenced by the Notes and the other Obligations as they may from time to time be renewed, extended, modified and/or curtailed (unlimited modification, renewal, curtailment or extension of the Notes and any other of the Obligations being expressly permitted), whether or not by note or other instrument, together with all interest and charges incurring therein, whether before or after maturity.

3. The Debtor covenants, agrees, represents and warrants to the Secured Party as follows:

(a) The Debtor is and will be the absolute owner of the Collateral free and clear of any adverse lien, security interest or encumbrance other than the encumbrances set forth on Schedule 3(a), purchase money security interests in after acquired property, and the security interests granted to the Secured Party, except that Secured Party agrees to subordinate its security interests hereunder to the interests of Wells Fargo Business Credit, Inc. (or a similar senior institutional lender) as a senior institutional lender (the “Institutional Lender”) on terms and conditions acceptable to Secured Party in the exercise of its reasonable business judgment, and Secured Party agrees to permit and authorize Debtor to file such amended financing statements as are reasonably necessary to evidence such subordination subject to Secured Party’s reasonable approval; provided that the aggregate borrowings (or amounts advanced in factorings) of Group, Systems and Debtor do not exceed eighty percent (80%) of the book value of the receivables of the SI Division of Systems which are 90 days or less past due (the “Borrowing Base”). Secured Party agrees to consider in good faith increasing the Borrowing Base to include the assets of Debtor in the event Debtor has the opportunity to finance its assets. The Debtor will defend the Collateral against all claims and demands of all persons and entities at any time claiming any right, title or interest of any kind or nature in all or any part of the Collateral adverse to the right, title and interest of the Debtor and/or the Secured Party in the Collateral.

(b) The Debtor is a corporation duly organized and incorporated and is validly existing as a corporation in good standing under the laws of New Jersey, with the power to conduct its business. The execution, delivery and performance by the Debtor of this Security Agreement are within the Debtor’s powers, have been duly authorized, and are not in contravention of (i) any applicable law or (ii) any of the Debtor’s articles of incorporation, charter or bylaws as amended through the date of this Security Agreement or (iii) any agreement or judicial order or decree to which Debtor is a party or by which Debtor or any of its property is bound.

(c) The Debtor shall preserve its corporate existence and not, in one transaction, or a series of transactions, merge into or consolidate with any other entity, sell all or substantially all of its assets provided, however, that Debtor may change its state of incorporation (through a transaction such as a merger or otherwise, for the sole purpose of changing Debtor’s domicile) if Debtor provides written notice to Secured Party and cooperates with Secured Party in executing and filing at Debtor’s expense such additional financing statements in the Debtor’s new domicile as Secured Party may reasonably request and such change in Debtor’s state of incorporation will not result in any adverse change in or to Secured Party’s security interest in the Collateral. The Debtor will notify the Secured Party not less than 30 days before changing its name or state of incorporation.

(d) The Debtor will from time to time, as reasonably requested by the Secured Party, give the Secured Party a complete list of any Collateral existing at the time of the request together with copies of any underlying contracts, agreements or documents.

(e) The Debtor will keep records concerning the Collateral at the chief executive office of the Debtor and will keep the Secured Party advised of the location of such records. The Debtor will, at all reasonable times and from time to time, allow the Secured Party and its officers, agents, employees, attorneys and accountants to examine and inspect the Collateral and to examine, inspect, and make extracts from the books and other records of the Debtor, and to arrange for verification of Accounts, if any, under reasonable procedures directly with the account debtors or by other methods.

(f) The Debtor represents and warrants that, except for the financing statements filed for the benefit of the Secured Party, no financing statement covering the Collateral or any proceeds thereof, which has not been terminated, is on file in any public office. Debtor authorizes the Secured Party to file a financing statement describing the collateral and agrees to pay the cost of filing such financing statements, this Security Agreement and any continuation or termination statements in all public offices wherever filing is deemed by the Secured Party to be necessary or desirable.

(g) The Debtor shall pay all taxes, levies, assessments and other charges of every kind or nature which may be levied or assessed against the Collateral.

(h) The Debtor shall not permit or allow any adverse lien, security interest

(other than the encumbrances listed on Schedule 3(a), purchase money security interests on after acquired property, and the security interests given to the Secured Party), or encumbrance of any kind or nature whatsoever upon the Collateral and shall not permit all or any part of the Collateral to be attached, replevied, levied upon or garnished.

(i) If the Debtor shall fail to pay any tax, levy, assessment or other charge against the Collateral, after written notice by the Secured Party to the Debtor and the passing of a 10-day period thereafter during which the Debtor may cure such failure, the Secured Party may, at its option, pay such tax, levy, assessment or other charge. The Debtor agrees to reimburse the Secured Party on demand for any such payment by the Secured Party. The amount of any such payment shall be an additional Obligation secured by this Security Agreement and shall be part of the “Obligations” as that term is used herein.

(j) In the event that any of the Obligations or Security Instruments is referred to attorneys for enforcement or collection, the Debtor will pay the reasonable attorneys’ fees of the Secured Party and any and all costs and expenses incurred by the Secured Party in recovering possession of the Collateral, in enforcing this Security Agreement, or any other of the Security Instruments and/or in enforcing or collecting any of the Obligations, the payment of all of which shall be secured by this Security Agreement and shall be part of the “Obligations” as that term is used herein.

(k) The Debtor will not use the Collateral in violation of any applicable laws, statutes, regulations or ordinances.

(l) The amounts of any funds which the Secured Party shall pay or expend for any purpose whatsoever under this Security Agreement shall be paid by the Debtor to the Secured Party on demand and shall bear interest thereon from the date of expenditure through the date of payment at an annual rate equal to the prevailing interest rate under the Notes in effect from time to time. All of such funds so paid or expended and all interest thereon shall be secured by this Security Agreement and shall be “Obligations.”

(m) The Debtor’s chief executive office is located at 1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191. The Debtor maintains additional places of business at the locations set forth on Schedule 3(1).

4. Unless and until and Event of Default, as defined below, shall occur, the Debtor may have possession of the Collateral and use the Collateral in any lawful manner not inconsistent with this Security Agreement (including the sale of inventory in the ordinary course of Debtor’s business) or with any insurance policy on the Collateral. Upon the occurrence of any Event of Default, as hereinafter defined, the Secured Party shall have the immediate right to possession of the Collateral.

5. On the occurrence of any Event of Default, the Secured Party may, but is not obligated to:

(a) Notify any obligor or account debtor on any of the Accounts or General

Intangibles to make payment to the Secured Party;

(b) Collect by legal proceedings or otherwise any of the Accounts or General Intangibles and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

(c) Enter into any compromise, settlement, extension or other agreement pertaining to the Collateral or deposit, surrender, accept, hold or apply other property in exchange for the Collateral, or extend the time for or modify the terms and conditions governing the drawing, presentation, negotiation or acceptance of drafts or other instruments;

(d) Insure, process or preserve the Collateral;

(e) Transfer the Collateral to the Secured Party’s name or its nominee’s name;

(f) Exercise all the rights, powers, and remedies of an owner with respect to the Collateral; and/or

(g) Make any payment and/or perform any agreement undertaken by the Debtor and/or expend such sums and/or incur such expenses (including, without limitation, reasonable attorneys’ fees) as the Secured Party in its sole discretion shall deem advisable.

6. All actions taken in good faith and in accordance with the Uniform Commercial Code of Virginia by the Secured Party and its officers, employees or agents to enforce, maintain or protect its interests and rights under this Security Agreement by the Secured Party shall be binding on the Debtor. The Debtor covenants not to sue the Secured Party for any claims for loss or damage to the Debtor caused by or resulting from any failure to enforce any contract right of the Debtor or any act or omission on the part of the Secured Party, its officers, agents or employees, except for the Secured Party’s gross negligence or willful misconduct. The Debtor assumes all risk of loss, damage or deterioration of the Collateral and will save and hold the Secured Party harmless from any loss therefrom. Such care as the Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Secured Party’s possession; but the Secured Party is not required to make presentment, demand or protest, or give notice, and need not take action to preserve any rights against prior or other parties in connection with any obligation or evidence of indebtedness held as Collateral or in connection with the Obligations.

7. If any one or more of the following events (“Events of Default”) shall occur for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body), then a default shall be deemed to exist under this Security Agreement and the Notes:

(a) If there shall occur a default in the payment of any monies by any of the Borrowers to the Secured Party required by any Security Instrument (after giving effect to all applicable grace, notice and cure periods provided in such Security Instrument); or

(b) If there shall occur a default by Debtor or the Borrowers, either individually or collectively, in the performance or observance of any other covenant, agreement other term or provision of this Security Agreement, the Notes, any of the other Obligations, or any of the other Security Instruments or in any instrument or document delivered to the Secured Party by the Borrowers and/or the Debtor, not involving the payment of monies by any of the Borrowers and/or the Debtor to the Secured Party and, after the Secured Party shall have given written notice to the Debtor specifying the default and such default is not cured within 10 days after the Debtor’s receipt of such notice, such default continues beyond any applicable grace period, or if any of the foregoing documents or instruments shall terminate or become void or unenforceable without the written consent of the Secured Party; or

(c) If the Debtor fails to reasonably cooperate with Secured Party’s requests to perfect, maintain or exercise its rights in or to the Collateral.

8. On the occurrence of any Event of Default and at any time thereafter if such Event of Default or any other Event of Default shall then be continuing, the Secured Party (i) may, at its option, declare all of the Obligations to be immediately due and payable, whereupon the maturity of the then unpaid balance of the Obligations shall be accelerated and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand or protest of any kind, all of which the Debtor expressly waives notwithstanding anything contained herein or in the Obligations which may appear or be construed to the contrary, (ii) shall have all of the rights and remedies of a secured party under the Virginia Uniform Commercial Code regardless of the jurisdiction in which all or any portion of the Collateral may be located, (iii) shall have the right to enter upon the premises where the Collateral is located to take possession or control of the Collateral, (iv) may require the Debtor to assemble the Collateral and deliver it, or make it available, to the Secured Party at any place and time designated by the Secured Party, and (v) shall also have the right to remain on the premises of the Debtor without cost or charge to the Secured Party and to use the premises together with the materials, supplies, books and records of the Debtor for the purpose of collecting or liquidating the Collateral, whether by foreclosure, auction or otherwise. In taking possession of the Collateral, the Secured Party may take possession of all personal property located in or attached to the Collateral without liability to the Debtor and may hold such personal property for the Debtor at the Debtor’s expense.

Without limiting the generality of the foregoing, the Secured Party may sell or otherwise dispose of the Collateral as a whole or in parts at one or more public or private sales or may retain all or any portion of the Collateral in satisfaction of the Obligations secured hereby, with notice of such retention sent to the Debtor if required by law. Any public sale of the Collateral may be held at any office of the Debtor or the office of the Secured Party in the City of Norfolk, Virginia. The Secured Party may sell the Collateral at one time or at different times (with such postponements of sale as may be deemed appropriate by the Secured Party in its absolute discretion), for cash or credit, with such bidder’s deposit and upon such other terms and conditions as the Secured Party shall deem appropriate in its absolute discretion. At the option of the Secured Party, the Collateral may be sold as a whole or in such separate groupings of the

Collateral and in such order as the Secured Party may deem appropriate in its absolute discretion. No purchaser at any public or private sale of all or any part of the Collateral (other than the Secured Party) shall be required to see to the proper application of the purchase money.

The Secured Party’s rights and remedies under this Security Agreement, at law and in equity, are cumulative, and the Secured Party may exercise all such rights and remedies without notice or demand to the Debtor. The Secured Party’s rights and remedies under this Security Agreement shall be in addition to (a) all rights which the Secured Party may have under the terms and provisions of the Notes, the Obligations, and any other of the Security Instruments, (b) all rights of offset or setoff available to the Secured Party, and (c) all rights and remedies of the Secured Party at law or in equity. Unless the Collateral is perishable and threatens to decline speedily in value or is a type customarily sold on a recognized market, the Secured Party shall give the Debtor at least 7 days’ prior written notice of the day, time and place of any public sale or of the day and time after which any private sale or any other intended disposition may be made, and the Debtor agrees that such notice shall be deemed to be reasonable under all circumstances. If any sale of the Collateral be at public auction, the Secured Party may itself be a purchaser at such sale free from any right or equity of redemption of the Debtor, such right being hereby expressly waived and released. The Secured Party’s reasonable expenses of retaking, holding, preparing for sale and selling the Collateral (including, without limitation, reasonable attorneys’ fees) shall be deemed advances to the Debtor by the Secured Party payable on demand, and the repayment of such expenses shall be secured by this Security Agreement.

9. The Debtor will from time to time execute such further instruments and do such further acts and things as the Secured Party reasonably may require by way of further assurance to the Secured Party of all of the rights and remedies of the Secured Party provided for or intended to be provided for in this Security Agreement. The Debtor authorizes the Secured Party to file and agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments as the Secured Party may from time to time require to comply with the Virginia Uniform Commercial Code and the laws of any jurisdiction in which all or any portion of any Collateral shall be located and to preserve and protect the security interests hereby granted. In the event the law of any jurisdiction other than Virginia becomes or is applicable to the Collateral or any part thereof or of any of the Obligations, the Debtor shall execute and deliver all such instruments and to do all such other things as may be necessary or appropriate to preserve, protect and enforce the security interests and liens of the Secured Party under the law of such other jurisdiction to at least the same extent as such security interests and liens of the Secured Party would be protected under the Virginia Uniform Commercial Code.

10. After deducting all reasonable costs and expenses of every kind incurred or incidental to the retaking, holding, advertising, preparing for sale and selling, leasing or otherwise disposing of the Collateral or in any way relating to the Secured Party’s rights and remedies under this Security Agreement, including, without limitation, reasonable attorneys’ fees and costs of any repairs deemed necessary or appropriate by the Secured Party, the Secured Party may apply the net proceeds of any sale or other disposition of the Collateral to payment in full or in part of any one or more of the Obligations, whether or not then due and payable, in such order and to such of the Obligations as the Secured Party may elect in the exercise of its absolute discretion. The Secured Party shall pay over to the Debtor or the person or entity entitled to receive it any surplus which may exist after full payment of all of the Obligations and any other payments the Secured Party may be required by law to make. The Debtor shall remain liable to the Secured Party for the payment of any deficiency in the payment of any of the Obligations after the sale or other disposition of the Collateral.

11. This Security Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia in force on the date of this Security Agreement. To the maximum extent permitted by applicable law the parties each irrevocably and unconditionally submit to the exclusive jurisdiction of the Circuit Court of the City of Norfolk, Virginia and the United States District Court for the Eastern District of Virginia, Norfolk Division, as well as to the jurisdiction of all courts from which an appeal may be taken from any such courts, for the purposes of any suit, action or other proceeding arising out of, or with respect to this Note or the Security Agreement and expressly and irrevocably waive any and all objections they may have as to venue or inconvenient forum in any of such courts.

12. Any notice which may be given by a party to this Security Agreement must be in writing and shall be deemed to have been given by the sending party and received by the receiving party when any notice shall have been hand delivered to the receiving party at the address designated below for such receiving party or 5 days after such notice shall have been posted in the certified mail of the United States, return receipt requested and postage prepaid, and addressed to the receiving party at the address designated below for such receiving party. The Debtor designates as its address for the purpose of receiving any such notice, 1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191, and the Secured Party designates as its address for such purpose, 300 East Main Street, Suite 1380, Norfolk, Virginia 23510. Copies of all default notices shall be sent to Charles W. Best, III, Charles W. Best, III, P.C., 300 East Main Street, Suite 1400, Norfolk, Virginia 23510, but such notice shall not be required for notice to be valid. Any party may change its designated address at any time by giving notice of such change to the other parties in the manner set forth in this paragraph.

13. Each covenant, term and condition of this Security Agreement, the Obligations and the Security Instruments is severable and separate and distinct from every other covenant, term and condition. In the event that any state or federal judicial or governmental authority shall adjudge or determine that any of the covenants, terms or conditions of this Security Agreement, the Obligations and the Security Instruments is invalid and unenforceable or contrary to any applicable state or federal laws or regulations, such adjudication or determination shall affect only the specific covenant, term or condition adjudged or determined to be invalid and unenforceable or unlawful and shall not affect any of the remaining covenants, terms or conditions in this Security Agreement, the Obligations and the Security Instruments and all such remaining covenants, terms and conditions shall continue in full force and effect.

14. The Debtor will indemnify and save the Secured Party harmless from all liabilities, losses, judgments, damages, expenses and costs of every kind and nature (including, without limitation, actual attorneys’ fees) relating to any claims or demands of any person or entity other than the Debtor arising under or in connection with any acts or failures to act (excluding those constituting gross negligence or willful misconduct) of the Secured Party and/or its officers, employees or agents authorized or permitted by the covenants, terms and conditions of this Security Agreement. Any liability, loss, damage, judgment, expense or cost incurred or suffered by the Secured Party relating to any claim or demand of any person or entity other than the Debtor arising under or in connection with any acts or failures to act of the Secured Party pursuant to the covenants, terms and conditions of this Security Agreement shall be part of the “Obligations” of the Debtor to the Secured Party, the payment of which shall be secured by this Security Agreement.

15. Time shall be of the essence with regard to the performance by the Debtor of each of its obligations, duties and liabilities to the Secured Party under this Security Agreement, the Security Instruments, and the Obligations.

16. No alteration, modification, amendment or waiver of any covenant, term or condition in this Security Agreement, the Obligations or the Security Instruments is or shall be valid, binding or enforceable unless such alteration, modification, amendment or waiver is in writing and has been signed by a duly authorized officer or agent of the party against whom any such alteration, modification, amendment or waiver is to be enforced.

17. Acceptance by the Secured Party of partial or delinquent payments or failure to exercise any right, power or remedy shall not constitute a waiver of any Event of Default or of any such right, power or remedy or constitute an amendment or modification of this Security Agreement. No waiver by the Secured Party of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security the Secured Party may have or hereafter acquire for the payment of any of the Obligations, and the taking of any additional security shall not waive or impair this Security Agreement. The Secured Party may resort to any security it may have in the order it may deem proper, and notwithstanding any collateral security, the Secured Party shall retain its rights of offset and setoff against the Debtors.

18. The Secured Party, its successors and assigns, have all rights, powers and remedies as provided herein and as provided by law, including those of a secured party under the Virginia Uniform Commercial Code, and may exercise the same, effect any setoff, and/or proceed against the Collateral or other security for the Debtor’s obligations at any time notwithstanding any cessation of the Debtor’s liability under such Obligations for any reason other than payment in full, including, without limitation, the running of any applicable statutes of limitations, all of which the Debtor hereby waives to the fullest extent permitted by law.

19. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns and all obligations, liabilities and duties of the Debtor shall bind their successors and assigns.

20. The term of this Security Agreement shall commence on the date hereof and shall terminate on the date when all of the Obligations have been irrevocably paid and fully satisfied or performed.

21. TO THE FULLEST EXTEND PERMITTED BY LAW, THE DEBTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE DEBTOR AND THE SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO THIS SECURITY AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this Security Agreement. This waiver is knowingly, willingly and voluntarily made by the Debtor, and the Debtor represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Debtor further represents and warrants that it has been represented in the signing of this Security Agreement and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

[Signatures Appear on the Next Page]

IN WITNESS, the Debtor and the Secured Party have duly executed this Security Agreement as of the day and year first above written.

DEBTOR:	CONTRACTORS RESOURCES, INC.,

By:

Name:

Title:

Date: September 23, 2002

SECURED PARTY:	WATERSIDE CAPITAL CORPORATION,

By:

Name:

Title:

Date:

SCHEDULE 3(1)

Additional Places of Business

(If none listed, then Debtor represents to Secured Party that none exist.)

Schedule 3(a)

Existing Liens

Purchase Money Security Interests; liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Debtor by appropriate proceedings, which will prevent foreclosure of such liens; liens or deposits in connection with workers’ compensation or other insurance or to secure customs’ duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids, or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business; liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen, banker’s liens and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings; liens arising with respect to zoning restrictions, licenses, covenants, building restrictions and other similar charges or encumbrances on the use of real property of such Debtor which do not materially interfere with the ordinary conduct of such Debtor’s business; any interest or title of a lessor under any lease permitted hereunder; any interest or title of any lessee under any leases or subleases of real property of any Debtor; any licenses to customers in the ordinary course of business; any statutory or equitable claims, demands and interests of employees. Interests of the Institutional Lender described in Section 3 of the Security Agreement.

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